Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Sabra Health Care REIT, Inc.

and

Sabra Health Care Limited Partnership

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities*
Fees to Be Paid: Sabra Health Care REIT, Inc.	Equity	Common Stock	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Equity	Preferred Stock	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other	Warrants	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other	Rights (3)	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other	Units (4)	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other	Guarantees of Debt Securities (5)	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
Fees to Be Paid: Sabra Health Care Limited Partnership	Debt	Debt Securities	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	415(a)(6)	$475,032,875	—	—	—	—	S-3ASR (2)	333- 235449 (2)	December 11, 2019 (2)	$51,826.08 (2)
	Total Offering Amounts							(1)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$0 (2)

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis, except as described below. Sabra Health Care REIT, Inc. has previously registered shares of common stock having an aggregate offering price of up to $500,000,000, offered by means of a 424(b)(5) prospectus supplement, dated August 6, 2021 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (File No. 333-235449), filed with the Securities and Exchange Commission on December 11, 2019 (the “Prior Registration Statement”). In connection with the filing of the Prior Prospectus Supplement, Sabra Health Care REIT, Inc. made a contemporaneous fee payment in the amount of $54,550.00. $9,837.21 of such $54,550.00 fee was applied from a fee previously paid in connection with $75,787,482 of unsold shares from Sabra Health Care REIT, Inc.’s registration of shares of common stock having an aggregate offering price of up to $400,000,000, offered by means of a 424(b)(5) prospectus supplement, dated December 11, 2019, pursuant to the Prior Registration Statement. As of the date of this registration statement, shares of common stock having an aggregate offering price of up to $475,032,875 were not sold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $51,826.08 that has already been paid and remains unused with respect to such shares of common stock that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. Sabra Health Care REIT, Inc. has terminated the offering that included the unsold securities under the Prior Registration Statement.

(3)

Each right will represent a right to purchase shares of Sabra Health Care REIT, Inc.’s common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also describe the terms of any rights issued by Sabra Health Care REIT, Inc.

(4)	Each unit will consist of two or more securities. The applicable prospectus supplement relating to the units will describe the terms of any units issued by Sabra Health Care REIT, Inc.

(5)

Sabra Health Care REIT, Inc. may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Sabra Health Care Limited Partnership. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

*	Additional securities may be added by automatically effective post-effective amendment pursuant to Rule 413 under the Securities Act.